EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 of our report dated March 11, 2016 relating to the consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.), which appears in the Annual Report on Form 10-K of GigPeak, Inc. (formerly GigOptix, Inc.) for the year ended December 31, 2015. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
June 9, 2016